Exhibit 99.1

Inseego Corp. To Add Investment Veteran Jeffrey Tuder to Board of Directors
SAN DIEGO—May 30, 2017—The Board of Directors of Inseego Corp. (NASD: INSG) today announced that effective on the date following the 2017 Annual Meeting of Stockholders, the size of the Board will be increased to six directors and Jeffrey M. Tuder will be appointed as an independent director of the company. Assuming the Annual Meeting takes place on June 14 as scheduled, Mr. Tuder’s appointment will become effective on June 15, 2017. Mr. Tuder is a veteran private equity and public securities investor with over 20 years’ investment experience, having worked closely with executive management teams and board members of both public and private companies to define and achieve strategic objectives and to protect and enhance shareholder value.
Mr. Tuder’s public equity and hedge fund experience includes leadership roles at JHL Capital Group, KSA MidOcean, and Tremson Capital Management. His private equity and fixed income experience includes positions at Fortress Investment Group, Nassau Capital (Princeton University’s Endowment), ABS Capital Partners, and CapitalSource Finance.
“I look forward to joining Inseego’s Board to assist the Company in streamlining its operating structure and realizing the full value of its unique portfolio of assets. In my view, these assets contain a tremendous amount of value and optionality that is being underappreciated by investors. In particular, Inseego’s Ctrack brand continues to have leading positions in a number of valuable and growing end markets that should serve as a platform for future growth and substantial value creation.” said Mr. Tuder.
“The Inseego Board and management team welcomes Jeff to our Board. His extensive investment and restructuring experience and industry knowledge will be invaluable to us as we effect the change necessary to establish the Company as a leading SaaS and solutions provider for the Internet of Things,” added Bob Pons, lead independent director of Inseego.
Mr. Tuder currently serves as an Independent Director and Chairman of the Audit Committee for MRV Communications (NASD: MRVC), a publicly-traded telecommunications network equipment provider, and he serves on the Board of Advisors of Clique (www.cliqueapi.com), a privately held voice communications solutions provider. He is a graduate of Yale University where he obtained a B.A. in English Literature.
About Inseego Corp.
Inseego Corp. (Nasdaq: INSG) is a leading global provider of software-as-a-service (SaaS) and solutions for the Internet of Things (IoT). The Company sells its telematics solutions under the Ctrack brand, including its fleet management, asset tracking and monitoring, stolen vehicle recovery, and usage-based insurance platforms. Inseego Corp. also sells business connectivity solutions and device management services through Novatel Wireless, Inc. and Feeney Wireless (FW). Inseego Corp. has over 30 years of experience providing customers with secure and insightful solutions and analytics, with approximately 633,000 global subscribers, including 189,000 fleet management subscribers. The Company is headquartered in San Diego, California. www.inseego.com Twitter @inseego
Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute forward-looking statements. These forward-looking statements relate to a variety of matters, including, without limitation, statements regarding Mr. Tuder’s future appointment to the Board and continuing to establish the company as a leading SaaS sand solutions provider for the Internet of Things. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of the Company and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise, except as may be required by law. These forward-looking statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. Such risks include risks related to attracting and retaining key employees, risks related to the Company’s financial condition, and risks related to the introduction and customer acceptance of new products and services. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Inseego Corp. in general, see the risk disclosures in our Annual Report on Form 10-K for the year ended December 31, 2016, and in other subsequent filings made with the SEC by Inseego Corp. (available at www.sec.gov).

Inseego Corp.
Media Relations Contact:

Diana Hoogbruin
(858) 812-8046
diana.hoogbruin@inseego.com

Investor Relations Contact:

Michael Sklansky
(858) 431-0792
michael.sklansky@inseego.com